U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Earliest Event Reported:  January 9, 2002

GameCom, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-28381	93-1207631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 North Center

Arlington, Texas  76011

(Address of principal executive offices, including zip code)

(817) 265-0440

(Registrant’s telephone number, including area code)

Item 4.  Changes in Registrant’s Certifying Accountant

On January 9, 2002, following our acquisition of Ferris Productions, Inc., we dismissed Bailey and Associates P.C. as our auditors and appointed Ham, Langston & Brezina, LLP, Certified Public Accountants of Houston, Texas, the firm which had previously audited the financial statements of Ferris Productions, Inc., to audit our consolidated financial statements for the year ended December 31, 2001. Our Board of Directors approved the change.

The independent auditor's reports of Bailey and Associates P.C. on our financial statements for the years ended December 31, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion, and were not modified as to audit scope or accounting principles. However, the reports did include explanatory statements indicating that as a result of our continuing losses there is substantial doubt as to our ability to continue as a going concern.

During our two most recent fiscal years and through the date of the change in auditors, we did not have any disagreements with Bailey and Associates P.C. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Bailey and Associates P.C. would have caused it to make reference to the subject matter thereof in connection with its independent auditor's report.

Item 7.  Financial Statements and Exhibits

(a)

Financial Statements

None

(c)

Exhibits

16.1

Letter on change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMECOM, INC.

Date:   March 5, 2002

By:      /s/ Kelly Jones                                                 _

L. Kelly Jones, Chief Executive Officer